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                                                                    EXHIBIT 99.5

                                                                October 20, 2003


The Board of Directors
Humboldt Bancorp
2998 Douglas Blvd.
Suite 330
Roseville, CA  95661

Members of the Board:

      We hereby consent to the use in this registration statement on Form S-4 (File No. 333-109095) of our letter to the Board of Directors of Humboldt Bancorp included as APPENDIX B to the joint proxy statement-prospectus forming a part of such registration statement and to all references to our firm in such joint proxy statement-prospectus. In giving such consent, we do not hereby admit that we come within the category of persons whose consent is required under section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                        Very truly yours,

                                        /s/ Keefe, Bruyette & Woods, Inc.
                                        Keefe, Bruyette & Woods, Inc.